EXHIBIT 10.39

LEASE EXTENSION

CB Richard Ellis Limited
#600 - 1111 West Georgia Street
Vancouver, BC V6E 4M3

Attention:    Ms. Lisa Bailey and Mr. Blair Quinn

Re:	Leases between Pivotal Corporation (the "Tenant") and Dunsmuir and Hornby Ltd. (the "Landlord") for the 4th and 6th floor premises of the building located at 885 Dunsmuir, Vancouver, BC (the "Building") dated August 18, 2000.

Pivotal Corporation hereby provides notice to the Landlord as per the Schedule “D” Special Provisions “Option to Extend” clauses to extend the lease of the 4th and 6th floor premises for a period of five (5) months commencing May 1, 2002 and expiring September 30, 2002 on the same terms and conditions as the 6th floor premises less the leasing commission.

Pivotal Corporation hereby exercises their Right of First Refusal as per the Schedule “D” Special Provisions of the 6th Floor Lease as follows:

Premises:	7th Floor - approximately 12,000 square feet
Commencement Date:	May 1, 2002
Expiry Date:	September 30, 2002
Rental Rate:	Market rental rates

A party hereto may signify its agreement to the terms hereof by facsimile transmission. A telecopy facsimile of this agreement received by a party hereto which shows the signature(s) of the authorized signatory(ies) of the other party will be good proof of execution by that other party.

DATED at North Vancouver this 30th day of October, 2001.

PIVOTAL CORPORATION

Per:     [SIGNATURE ILLEGIBLE]                   [SIGNATURE ILLEGIBLE]
                 (Authorized Signatory)                              (Witness)

ACCEPTED at ____________________ this ____ day of _________________, 2001.

DUNSMUIR & HORNBY LTD.

Per:
                 (Authorized Signatory)                      (Witness)